Exhibit 99.1

News Release

Contact: Richard L. Greslick, Jr.
Secretary
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION HOLDS ANNUAL MEETING

Clearfield, Pennsylvania - April 21, 2020

Following the annual meetings of CNB Financial Corporation (“CNB” or the “Corporation”) (Nasdaq:CCNE) and CNB Bank today, the Corporation announced that its shareholders elected Class 1 directors Peter F. Smith, Jeffrey S. Powell, Francis X. Straub, III and Peter C. Varischetti, each for a three-year term expiring at the 2023 annual meeting, and elected Class 2 director Julie M. Young for a two-year term expiring at the 2022 annual meeting.

The following directors retained their positions but did not stand for election this year: Richard L. Greslick, Jr., Deborah Dick Pontzer, Nicholas N. Scott, Joseph B. Bower, Jr., Robert W. Montler, Joel E. Peterson and Richard B. Seager.

In addition to the election of directors, shareholders ratified the appointment of the Corporation’s independent auditors, Crowe LLP, for the fiscal year ending December 31, 2020, approved on a non-binding, advisory basis the Corporation’s compensation program for its named executive officers and approved on a non-binding, advisory basis an annual frequency with respect to the non-binding, advisory vote on the compensation of the Corporation’s named executive officers.

In an effort to protect the wellness of its associates and shareholders during the coronavirus (COVID-19) pandemic, the Corporation held its shareholder meeting at its corporate office at 1 South Second Street, Clearfield, PA, and substantially condensed its presentation with respect to financials, initiatives and other relevant topics. This presentation will be posted to the Corporation’s website at http://www.snl.com/IRW/CorporateProfile/100790.

Any Investor Relations inquiries are directed to (814) 765-9621.

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $3.8 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division and 42 full-service offices in Pennsylvania, Ohio, and New York. CNB Bank’s divisions include ERIEBANK, based in Erie, Pennsylvania with offices in northwest Pennsylvania and northeast Ohio; FCBank, based in Worthington, Ohio with offices in central Ohio; and BankOnBuffalo, based in Buffalo, New York with offices in northwest New York. CNB Bank is headquartered in Clearfield, Pennsylvania with offices in central and north central Pennsylvania. More information about CNB Financial Corporation and CNB Bank may be found online at www.CNBBank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to, (i) the duration and scope of the COVID-19 pandemic and the local, national and global impact of COVID-19, (ii) actions governments, businesses and individuals take in response to the pandemic, (iii) the pace of recovery when the COVID-19 pandemic subsides, (iv) changes in general business, industry or economic conditions or competition; (v) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (vi) adverse changes or conditions in capital and financial markets; (vii) changes in interest rates; (viii) higher than expected costs or other difficulties related to integration of combined or merged businesses; (ix) the effects of business combinations and other acquisition transactions, including the inability to realize our loan and investment portfolios; (x) changes in the quality or composition of our loan and investment portfolios; (xi) adequacy of loan loss reserves; (xii) increased competition; (xiii) loss of certain key officers; (xiv) deposit attrition; (xv) rapidly changing technology; (xvi) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xvii) changes in the cost of funds, demand for loan products or demand for financial services; and (xviii) other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices. Such developments could have an adverse impact on CNB’s financial position and results of operations. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.